EXHIBIT 3.2 (g)


                    AMENDMENT NO. 2 TO THE THIRD AMENDED AND
                    RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                        OF NATIONAL TOBACCO COMPANY, L.P.


                     AMENDMENT NO. 2 dated and effective as of February 10, 2000, to the Third Amendment and Restated Agreement of Limited Partnership (the "Partnership Agreement") dated as of May 17, 1996, of National Tobacco Company, L.P. a Delaware limited partnership, between National Tobacco Finance Corporation, a Delaware corporation, as the sole general partner (the "General Partner"), and North Atlantic Trading Company, Inc., a Delaware corporation, as the sole limited partner (the "Limited Partner"). Capitalized terms used but not otherwise defined herein shall have the meanings respectively assigned to them in the Partnership Agreement.

                     The undersigned parties to the Partnership Agreement hereby agree as follows:

                     1. Section 3.2 of the Partnership Agreement is hereby amended in its entirety to read as follows:

                     "3.2. Limitations on General Partner's Authority. Notwithstanding the grant of authority to the General Partner pursuant to Section 3.1, none of the following actions shall be approved by the General Partner or any officer of the Partnership, without first having obtained the prior written consent of the Limited Partner:

                  (a) Mergers or consolidations involving the partnership, whether or not Partnership is the surviving entity;

                  (b) Sale of all or substantially all of the assets of the partnership (whether effected by sale of assets, equity exchange or otherwise);

                  (c) Subject to Section 17-802 of the Act dissolution of the Partnership; or

                  (d)      Admit a new partner under Section 6.1.

           Except as specifically set forth in this Section 3.2, the Limited Partner shall not participate in the management, control or direction of the Partnership's operations, business or affairs, transact any business for the Partnership, or have the power to act for or on behalf of or to bind the Partnership, such power being vested solely and exclusively in the General Partner."



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                     2. Section 9.1 of the Partnership Agreement is hereby
amended in its entirety to read as follows:

                     "9.1 Dissolution. The Partnership shall be dissolved and its affairs wound up upon the first to occur of the following events:

                  (a) The election of the General Partner to dissolve the Partnership at any time with the consent of the Limited Partner;

                  (b) The bankruptcy or the dissolution of the General partner unless within ninety (90) days after such event, all the remaining Partners consent in writing to continue the business of the Partnership and to the appointment effective as of the date of such event of one or ore additional general partners of the Partnership;

                  (c) The entry of a decree of judicial dissolution pursuant to Section 17-802 of the Delaware Act; or

                  (d) The effectiveness of a Transfer of an Interest to the Lenders pursuant to an exercise of remedies under the Credit Agreement or the Pledge Agreement unless within ninety (90) days after the effectiveness of such Transfer not less than a majority in interest of the Partners (including the Lenders as transferees of such Interests) consent in writing to continue the business of the Partnership."

                     Except as expressly amended hereby, all provisions of the Partnership Agreement are hereby ratified, confirmed and approved and remain in full force and effect.

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                     IN WITNESS WHEREOF, the parties hereto have executed this
Amendment No. 2 as of the date first above written.



                              GENERAL PARTNER:
                              ---------------

                              NATIONAL TOBACCO FINANCE CORPORATION

                              By: /s/ Thomas F. Helms, Jr.
                                  -------------------------------------------
                                  Name: Thomas F. Helms, Jr.
                                  Title: Chief Executive Officer



                              LIMITED PARTNER:
                              ----------------

                              NORTH ATLANTIC TRADING COMPANY, INC.

                              By: /s/ Thomas F. Helms, Jr.
                                  -------------------------------------------
                                  Name: Thomas F. Helms, Jr.
                                  Title: Chief Executive Officer





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